Exhibit 32.2

CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the filing of the amendment no. 1 to the Quarterly Report of AsherXino Corporation on Form 10-Q/A for the quarter ended September 30, 2009 as filed with the Securities and Exchange Commission (the "Report") by AsherXino Corporation (the "Company"), I, Bayo O. Odunuga, interim Chief Financial Officer of AsherXino Corporation, does hereby certify, pursuant to 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), that to his knowledge:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

2. The information contained in the Report fairly presents, in all material respects, the financial conditions and results of operations of Company.

Dated: July 25, 2011	By:	/s/ Bayo O. Odunuga
Bayo O. Odunuga
Interim Chief Financial Officer Interim Principal Financial and Accounting Officer